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                                                                      EXHIBIT 11

                            EXHIBIT 11 TO FORM 10-K
                ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                   YEARS ENDED DECEMBER 31,
                                                                                   -------------------------
                                                                                    1996     1995     1994
                                                                                   -------  -------  -------
Net income.......................................................................  $61,102  $40,298  $26,117
                                                                                   -------  -------  -------
                                                                                   -------  -------  -------
Weighted average number of shares outstanding
  Primary:
    Common stock.................................................................   58,845   56,990   54,730
    Common stock equivalents -- stock options (A)................................    2,138    2,080    1,941
                                                                                   -------  -------  -------
    Primary shares outstanding...................................................   60,983   59,070   56,671
                                                                                   -------  -------  -------
                                                                                   -------  -------  -------
  Fully Diluted:
    Common stock.................................................................   58,845   56,990   54,730
    Common stock equivalents -- stock options (A)................................    2,333    2,427    2,239
                                                                                   -------  -------  -------
    Fully diluted shares outstanding.............................................   61,178   59,417   56,969
                                                                                   -------  -------  -------
                                                                                   -------  -------  -------
Net income per share:
  Primary........................................................................  $  1.00  $   .68  $   .46
  Fully diluted..................................................................  $  1.00  $   .68  $   .46
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(A) The treasury stock method was used to determine the weighted average number of shares of common stock equivalents outstanding during the periods.